Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
Corteva, Inc. and EIDP, Inc.

Name	Organized Under Laws Of
AG (Shanghai) Agriculture Technology Co., Ltd.	Shanghai
Agrigenetics, Inc.	Delaware
Agro Corteva Argentina S.R.L.	Argentina
Agro Corteva Chile S.A.	Chile
Agro Corteva Colombia, S.A.	Colombia
Agro Cultivos Corteva Chile S.A.	Chile
AgroStollerec S.A.	Ecuador
AgSurf Corporation	Delaware
AgVenture, Inc.	Indiana
Arbore Industria e Comercio de Fertilizantes Ltda.	Brazil
Christiana Insurance LLC	Delaware
Corteva (China) Investment Co., Ltd.	Shanghai
Corteva (China), LLC	Delaware
Corteva Acquisition NLD B.V.	Netherlands
Corteva Agriscience (Cambodia) Co., Ltd.	Cambodia
Corteva Agriscience (Malaysia) Sdn. Bhd.	Malaysia
Corteva Agriscience (Myanmar) Company Limited	Myanmar
Corteva Agriscience (Nantong) Co., Ltd.	Jiangsu
Corteva Agriscience (Singapore) Pte. Ltd.	Singapore
Corteva Agriscience (Thailand) Co., Ltd.	Thailand
Corteva Agriscience AB	Sweden
Corteva Agriscience Argentina S.R.L.	Argentina
Corteva Agriscience Australia PTY Ltd	Australia
Corteva Agriscience Austria GmbH	Austria
Corteva Agriscience Bangladesh Limited	Bangladesh
Corteva Agriscience Belgium B.V.	Belgium
Corteva Agriscience Bolivia S.A.	Bolivia
Corteva Agriscience Bulgaria EOOD	Bulgaria
Corteva Agriscience Canada Company	Nova Scotia
Corteva Agriscience Chile Limitada	Chile
Corteva Agriscience Costa Rica S.A.	Costa Rica
Corteva Agriscience Cote d'Ivoire SASU	Ivory Coast
Corteva Agriscience Croatia LLC	Croatia
Corteva Agriscience Czech s.r.o.	Czech Republic
Corteva Agriscience de Colombia S.A.S.	Colombia
Corteva Agriscience de Ecuador S.A.	Ecuador
Corteva Agriscience Denmark A/S	Denmark
Corteva Agriscience do Brasil Ltda.	Brazil
Corteva Agriscience Egypt LLC	Egypt

Corteva Agriscience eSwatini Proprietary Limited	Swaziland
Corteva Agriscience Ethiopia PLC	Ethiopia
Corteva Agriscience Finland OY	Finland
Corteva Agriscience Foundation	Iowa
Corteva Agriscience France S.A.S.	France
Corteva Agriscience Germany GmbH	Germany
Corteva Agriscience Guatemala S.A.	Guatemala
Corteva Agriscience Hellas S.A.	Greece
Corteva Agriscience Holding LLC	Delaware
Corteva Agriscience Holding Sàrl	Switzerland
Corteva Agriscience Holding Spain, S.L.	Spain
Corteva Agriscience Hungary Zrt.	Hungary
Corteva Agriscience India Private Limited	India
Corteva Agriscience International Sàrl	Switzerland
Corteva Agriscience Italia S.r.l.	Italy
Corteva Agriscience Japan Limited	Japan
Corteva Agriscience Kazakhstan Limited Liability Partnership	Kazakhstan
Corteva Agriscience Kenya Limited	Kenya
Corteva Agriscience Korea Ltd.	Korea
Corteva Agriscience Lithuania UAB	Lithuania
Corteva Agriscience LLC	Delaware
Corteva Agriscience Maroc SARL	Morocco
Corteva Agriscience MCS LLC	Iowa
Corteva Agriscience Mexico S. de R. L. de C. V.	México
Corteva Agriscience MW Limited	Malawi
Corteva Agriscience Netherlands B.V.	Netherlands
Corteva Agriscience New Zealand Ltd	New Zealand
Corteva Agriscience Nigeria Limited	Nigeria
Corteva Agriscience Pacific Limited	Hong Kong
Corteva Agriscience Pakistan Limited	Pakistan
Corteva Agriscience Paraguay S.A.	Paraguay
Corteva Agriscience Perú SAC	Peru
Corteva Agriscience Philippines, Inc.	Philippines
Corteva Agriscience Poland Sp. z o.o.	Poland
Corteva Agriscience Portugal, S.A.	Portugal
Corteva Agriscience Puerto Rico, Inc.	Iowa
Corteva Agriscience Romania S.R.L.	Romania
Corteva Agriscience RSA Proprietary Limited	Delaware
Corteva Agriscience RSA Proprietary Limited	South Africa
Corteva Agriscience S. de R.L. de C.V.	México
Corteva Agriscience Seeds Private Limited	India
Corteva Agriscience Services India Private Limited	India
Corteva Agriscience SLO d.o.o.	Slovenia
Corteva Agriscience Slovakia s.r.o.	Slovakia
Corteva Agriscience Spain, S.L.U.	Spain
Corteva Agriscience SRB d.o.o.	Serbia

Corteva Agriscience Taiwan Co., Ltd.	Taiwan
Corteva Agriscience Tanzania Limited	Tanzania
Corteva Agriscience UK Limited	United Kingdom
Corteva Agriscience Ukraine LLC	Ukraine
Corteva Agriscience Uruguay S.A.	Uruguay
Corteva Agriscience Vietnam Co., Ltd.	Vietnam
Corteva Agriscience Worldwide, LLC	Delaware
Corteva Agriscience Zambia Limited	Zambia
Corteva Agriscience Zimbabwe (Private) Limited	Zimbabwe
Corteva Asia Pacific Inc.	Delaware
Corteva Biologics US, LLC	Delaware
Corteva Bolivia S.R.L.	Bolivia
Corteva CP Products SA (Pty) Ltd	South Africa
Corteva Crop (Singapore) Pte. Ltd.	Singapore
Corteva Crop India Private Limited	India
Corteva Crop Pakistan (Private) Limited	Pakistan
Corteva Crop Solutions HUN Kft.	Hungary
Corteva Crop Solutions Rom S.R.L.	Romania
Corteva Crop Solutions SA (Pty) Ltd	South Africa
Corteva Crop Taiwan Ltd.	Taiwan
Corteva Crop Ukraine LLC	Ukraine
Corteva Finance Company B.V.	Netherlands
Corteva Global Holding II Inc.	Delaware
Corteva Global Holding Inc.	Delaware
Corteva Holding France S.A.S.	France
Corteva Holding Mauritius Limited	Mauritius
Corteva Holding Netherlands 1 B.V.	Netherlands
Corteva Holding Netherlands 2 B.V.	Netherlands
Corteva Holding Netherlands 3 B.V.	Netherlands
Corteva Holding Netherlands 4 B.V.	Netherlands
Corteva Holding SA (Pty) Ltd	South Africa
Corteva Holding Switzerland Sàrl	Switzerland
Corteva Holding Zimbabwe (Private) Limited	Zimbabwe
Corteva Holdings NZ Limited	New Zealand
Corteva India Limited, LLC	Delaware
Corteva International Holding Corporation	Delaware
Corteva Investment Switzerland Sàrl	Switzerland
Corteva Japan Ltd.	Japan
Corteva MX S.A. de C.V.	México
Corteva Seeds Argentina S.R.L.	Argentina
Corteva Seeds Paraguay S.R.L.	Paraguay
Corteva Seeds RSA Proprietary Limited	South Africa
Corteva Services Sàrl	Switzerland
Corteva Turkey Tarim A.S.	Turkey
Corteva Turkey Tohumculuk A.S.	Turkey
Corteva US Feedstocks Company, LLC	Delaware
CTVA Mexicana S. de R.L. de C.V.	México

CTVA Proteção de Cultivos Ltda.	Brazil
DDP AgroSciences Kenya Limited	Kenya
DDP AgroSciences Nigeria Limited	Nigeria
DDP AgroSciences US DCOMCO, LLC	Delaware
Dikanka Nasinnia LLC	Ukraine
Dow AgroSciences Vertriebsgesellschaft m.b.H.	Austria
DuPont Capital Management Corporation	Delaware
DuPont Pioneer Investment Co., Ltd.	Beijing
Eyal S.A.	Uruguay
Granular Canada Company	Nova Scotia
Granular, LLC	Delaware
Griffin L.L.C. Valdosta, Georgia	Delaware
Hoegemeyer Hybrids, Inc.	Nebraska
Organic Symbiosis, S. de	Mexico
Orion Mexico, LLC	Delaware
Pannar Properties Zambia Limited	Zambia
Pannar Seed (Pty) Ltd.	South Africa
Pannar Seed (Zimbabwe) Private Limited	Zimbabwe
Pannar Seed Kenya Ltd.	Kenya
Pannar Seed Lda	Mozambique
PD Glycol LP	Texas
PHI Financial Services Canada Limited	Canada
PHI Financial Services, Inc.	Iowa
PHI Mexico, S.A. de C.V.	México
Pioneer Argentina, S.R.L.	Argentina
Pioneer DuPont Zambia Limited	Zambia
Pioneer Génétique Sàrl	France
Pioneer Hi-Bred (Switzerland) S.A.	Switzerland
Pioneer Hi-Bred (Thailand) Co. Limited	Thailand
Pioneer Hi-Bred Australia, Pty Ltd.	Australia
Pioneer Hi-Bred Canada Company	Nova Scotia
Pioneer Hi-Bred International, Inc.	Iowa
Pioneer Hi-Bred Italia S.r.l.	Italy
Pioneer Hi-Bred Italia Sementi S.r.l.	Italy
Pioneer Hi-Bred Italia Servizi Agronomici S.r.l.	Italy
Pioneer Hi-Bred Magyarorszag Kft	Hungary
Pioneer Hi-Bred Northern Europe Sales Division GmbH	Germany
Pioneer Hi-Bred Northern Europe Service Division GmbH	Germany
Pioneer Hi-Bred Poland Sp z.o.o.	Poland
Pioneer HI-Bred Private Limited	India
Pioneer Hi-Bred Production Company	Nova Scotia
Pioneer Hi-Bred Romania S.R.L.	Romania
Pioneer Hi-Bred Spain, S.L.	Spain
Pioneer Mexico Holdings LLC	Iowa
Pioneer Overseas Corporation	Iowa
Pioneer Overseas Corporation (Singapore) Pte Ltd	Singapore
Pioneer Seeds, LLC	Iowa

Pioneer Semences S.A.S	France
Pioneer Tohumculuk Distribution and Marketing	Turkey
Pitt-Consol Chemical Company	New Jersey
Prochrom Internacional S.A.	Uruguay
Production Agriscience (Australia) Pty Ltd	Australia
PT Corteva Agriscience Indonesia	Indonesia
PT Corteva Agriscience Manufacturing Indonesia	Indonesia
PT Corteva Agriscience Seeds Indonesia	Indonesia
Quimicas Stoller de Centro America Sociedad Anonima	Guatemala
Quorum Vital Investments, S.L.U.	Spain
Seed Consultants Inc.	Ohio
Sporting Goods Properties, Inc.	Delaware
Stasi Nasinnia LLC	Ukraine
Stoller (Qingdao) Agricultural Technology Co., Ltd.	Qingdao
Stoller Argentina S.A.U.	Argentina
Stoller Australia Pty. Limited	Australia
Stoller Bio Science India Private Limited	India
Stoller Biociencias SRL	Argentina
Stoller Bolivia SRL	Bolivia
Stoller Colombia S.A.	Columbia
Stoller Costa Rica S.A.	Costa Rica
Stoller de Chile SpA	Chile
Stoller del Peru S.A.	Peru
Stoller do Brasil Ltda.	Brazil
Stoller Enterprises, Inc.	Texas
Stoller Enterprises, Ltd.	Canada
Stoller Europe, S.L.U.	Spain
Stoller Group, Inc.	Delaware
Stoller International, Inc.	Texas
Stoller México S.A. de C.V	Mexico
Stoller Paraguay S.R.L.	Paraguay
Stoller Philippines, Inc.	Philippines
Stoller South Africa (Pty) Ltd	South Africa
Stoller Turkey Organik Tarim Sanayi Ticaret A.S.	Turkey
Stoller Uruguay SA	Uruguay
Symborg (Shanghai) Trading Co, Ltd.	Shanghai
Symborg Business Development, S.L.U.	Spain
Symborg Chile, SPA	Chile
Symborg Corporate, S.L.U.	Spain
Symborg France, SASU	France
Symborg Participacoes Ltda.	Brazil
Symborg Peru S.A.C.	Peru
Symborg Turkey Tarim A.S.	Turkey
Symborg, Inc.	California
ThinkBio Pty Ltd	Australia
Tieling Pioneer Seed Research Co., Ltd.	Liaoning